UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 1, 2022
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Auto Loan Warehouse Facility

On November 1, 2022, DFC Business Services, LLC (the “Borrower”), a wholly owned subsidiary of Lithia Motors, Inc., entered into a Loan Agreement with Driveway Finance Corporation (“DFC”), as servicer and collateral custodian, the lenders from time to time party thereto, the agents from time to time party thereto, and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent and account bank (the “Loan Agreement”).

Under the Loan Agreement, the Borrower may incur up to an aggregate principal amount of $500.0 million in revolving loan borrowings (the “Credit Facility”). Lender commitments under the Credit Facility terminate in October 2025, unless sooner terminated or extended in accordance with the terms of the Loan Agreement.

Borrowings under the Credit Facility accrue interest daily at an interest rate per annum determined in accordance with the terms of the Loan Agreement.

The Loan Agreement includes, among other things, financial and negative covenants, lending conditions, representations and warranties by the Borrower, and termination events customary for loan agreements of this type. The financial covenants include, among other things, the requirements to maintain certain hedge transactions and adequate capital in light of the Borrower’s contemplated business purpose. The negative covenants restrict the Borrower from, among other things, incurring additional indebtedness, disposing of certain assets, completing certain fundamental corporate transactions or other fundamental changes to its business, and incurring additional liens. The financial and negative covenants are subject to customary exceptions.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated November 1, 2022, among DFC Business Services, LLC, Driveway Finance Corporation, the lenders party thereto from time to time, the agents from time to time party thereto, and Mizuho Bank, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 4, 2022		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer